Exhibit 10.19

Confidential Distribution Capabilities and Proposal for: PINSTRIPES RO\\'L1X , • BOCCE RTSTRO Edward Don & Company March 1, 2010 Proposal%204-7-I 0[1] [***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Confidential Introduction Edward Don & Company ("Don") is pleased to provide the following overview of capabilities and presentation to Pinstripes. The following discussion points are representative of our capabilities but are not all-inclusive. Our goal is to provide the perfect fit and solution at the best value. We have summarized our customized program for you on the attached Progran1 Summary (Schedule 1). Again we thank you for the opportunity to present our solutions to you. Program Overview Ordering, Order Entry, Customer Support • A customized handbook can be developed and maintained for the Pinstripes units. This handbook would be designed in concert with you to introduce our program and include ordering information, return procedures, damaged goods procedures, order tracing and any other pertinent program information. Don reference catalogs both in hard copy and in an e-version can also be provided to all locations during the rollout. • Ordering options are up to you but include an 800 nwnber call center for phone orders, through the internet using the customized Don.com web site or can include a Don sales representative calling on the corporate or unit locations. Distribution, Shipments, Freight • Don wiJI provide consistent product distribution from any of our six national distribution center(s). Based on projected product movement and customer requests items may be stocked in one or a11 distribution centers as needed. • All stock orders will be processed within 24 hours of order receipt from Don's inventory on hand. Freight on stock orders in "Local" areas will be free of charge with a $150.00 minimum order. Any orders that do not meet the $150.00 minimum will have the appropriate freight charges added. • Freight charges incurred on factory direct or drop shipments will be billed to customer based on supplier freight charges. • All Don stock shipments will be made by Don fleet vehicles, scheduled common carriers (selected by rate and service to a geographic area or market), or a small parcel carrier (i.e. UPS). If requested by Pinstripes, other air and special delivery carriers may be used for special order processing. Pinstripes will be notified of the charges and billed accordingly. Product Requirements, Product Costing • Because of our size Don can take advantage of discounts or make special arrangement<; with suppliers in regard to current contracts or possible future contracts that might reduce the cost of Pinstripes specified products. We would look forward to working on these product categories to provide the best cost value to Pinstripes. • Don will ask that the Pinstripes remain liable for any unique inventory, propriety or logo items required by Pinstripes to be inventoried by Don. Any such items will be listed on Schedule 2 attached. With.in 30 days following the termination of our agreement for any reason, Pinstripes will purchase all unique, proprietary or logo items from Don at Don's cost and will arrange for and pay alJ costs, including freight costs, associated with the removal of the this inventory from Don's warehouse. Payment to Don for these items shall be in accordance with the terms established hereunder but in no event longer than 45 days from date of termination. Attached as Schedule 2a is a Stocking Agreement form that must be executed prior to stocking such items. Proposal%204-7-1 O[ I] 2 [***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Confidential • Cost as used herein shall mean (i) the actual invoice price paid by Don for a particular product or service, (ii) plus, if applicable, in-bound freight incurred by Don to transport the item from the supplier to a Don warehouse. • Don sources products from a variety of both domestic and off shore suppliers, including affiliates of Don. • Cost as used herein specifically excludes annual volume related rebates or incentives that may be provided by the manufacturer or supplier. • Prices to Buyer will be updated monthly and will only change based on changes to Don's product, service or in-bound freight costs. Administrative Fee Opening and Renovations orders • Opening and renovation orders can be consolidated and shipped to coordinate with the arrival date specified by Pinstripes. Don's goal is to provide a l 00% fill rate if received within eight (8) weeks prior to the necessary arrival date. • Consolidated orders will be packed by area, palletized by area and delivered with detailed packing reports. • Depending on timing and freight costs some orders or parts of orders may be processed, expedited and coordinated for shipment directly to the property. Billing and Accounting • Payment terms are Net 60 days. • A variety of billing options are available from e-mail, hard copy or electronic tiles. Specific billing instructions must be determined during customer set up and credit review. • State sales tax will be added to all invoices where applicable. Proposal%204-7-IO[ I) 3 [***] [***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Confidential

Reporting

- Don can provide any number of reports on purchasing or usage by property or in total. A periodic review can be established to review these reports as well as any other requirements.
- Most reports may be formatted or downloaded as requested by Pinstripes

Contract Term

- The term of this agreement shall be for three (3) years, commencing on March 1, 2010. The agreement will automatically renew for successive one year periods unless either party gives the other 90 day written notice of its intent not to renew.

Confidentiality

- Don and Pinstripes agree that all information as to source, quantity and price of goods and services shall be maintained in confidence and not be released to any third party without prior written consent of the other party.
- Each party warrants and indemnifies the other party that they have the authority to enter this agreement and the terms of this agreement does not violate any previously existing contract or agreement with any other party.

Semi-annual Business Review meetings will be scheduled to discuss our partnership and to identify opportunities to further enhance the program to both parties' benefit.

Terms agreed to as stated in this agreement by:

/s/ Dale Schwartz
Dale Schwartz
President & CEO
Pinstripes

/s/ Cliff Whitman
Cliff Whitman
Regional Sales Manager
Edward Don and Company

/s/ Mark Grimes
Mark Grimes
Corporate Executive Chef
Pinstripes

/s/ Jeff Weiland
Jeff Weiland
Vice President of Sales
Edward Don and Company

Date **5/14/10**

Date **5/17/10**

Propo al%204-7-10[1]

4

Program Summary Confidential Schedule 1 Proposal%204-7- I 0[ 1 j 5 [***] [***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Confidential Schedule 2 Unique, Proprietary and Logo Items Description UOM Monthly Demand Bag Pinstripes Kraft 9"x5 ¾"x 13 ½" 1006277 CS 9 Box Pizza Pinstripes 12" x 12" 1006790 cs Propo al%204-7-I0[l] 6 [***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Confidential

Schedule 2a

Edward Don & Company

Stocking Agreement

Date	Customer Name	Customer Number

EDC Material #	Supplier	Supplier Material Number	Description	UOM	Mthly Usage	Supplier Minimum

In Consideration of this offer, the (above named) Customer agrees to the following terms and conditions.

1. It is expressly understood that Edward Don & Company will purchase the above items for the use of the Customer.
2. Item monthly usage must exceed 10 units per month per distribution center.
3. If the item has a vendor minimum quantity requirement, a maximum of 90 days of inventory will be allowed, otherwise, a maximum of 30 days of inventory will be purchased. If vendor cannot lower their minimum to a 90 day supply, the above items will not be stocked by Edward Don & Company.
4. The Customer agrees the above Monthly Usage amounts are correct to the best of their knowledge.
5. Once inventory is bought by Edward Don & Company and if the criteria in #2 or #3 is not being met, the Customer authorizes Edward Don & Company to either ship and invoice the remaining inventory to the Customer; or to liquidate and invoice the Customer for the cost of the remaining inventory less monies received from liquidators. The Customer agrees to pay for such invoices within 30 days of the invoice date.
6. The Customer agrees to hold Edward Don & Company harmless on disposition of the above products if the Customer chooses to have the merchandise liquidated.

Please acknowledge your acceptance of the above conditions of this agreement by signature below:

Agreed to and accepted this ____________ day of ________________, 20______

____
(Customer Name)

_______________________________________ _______________________________________
(Authorized Signature) (Title)

For Edward Don & Company Use Only: Date

District Sales Manager Approval ______________________ ____________

Credit Management Approval ______________________ ____________

Purchasing Management Approval ______________________ ____________

Inventory $

Proposal%204-7-10[1] 7